Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”), made this 14th day of July, 2005 by and between MONSTER WORLDWIDE, INC., a Delaware corporation (the “Corporation”) and JEFFREY C. TAYLOR (“Consultant”).

P R E L I M I N A R Y

R E C I T A L S

WHEREAS, Consultant has considerable knowledge and experience in the business conducted and to be conducted by the Corporation from time to time, including but not limited to the business of Monster, the Corporation’s online careers property; and

WHEREAS, the Corporation desires to obtain the benefit of Consultant’s special knowledge and experience; and

WHEREAS, Consultant desires to serve as a consultant to the Corporation;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Corporation and Consultant hereby agree as follows:

1.                                       Term.  The Corporation hereby engages Consultant to render the consulting services as hereinafter set forth, and Consultant hereby agrees to render such services, for a period of eighteen (18) months (the “Term”) beginning on August 1, 2005 (the “Effective Date”). Notwithstanding the foregoing, this Agreement shall be deemed null and void ab initio in the event that (i) Consultant exercises any right to revocation contemplated by Paragraph 6 of the other Agreement between the Corporation and Consultant of even date herewith (the “Other Agreement”), (ii) the Other Agreement is terminated by the Corporation in accordance with Paragraph 12 of the Other Agreement, (iii) Consultant has not executed, dated and delivered the Second Release in accordance with Paragraph 5(a) of the Other Agreement, or (iv) there is no satisfaction of the Precondition (as defined in the Other Agreement) on or before August 30, 2005. The Term may be extended by mutual written agreement of the parties.

2.                                       Consulting Services.  The Corporation hereby retains Consultant from and after the Effective Date to render consulting and advisory services to the Corporation during the Term in connection with the Business, from time to time, as, when and where the Corporation may reasonably request.  Consultant shall use commercially reasonable efforts to render such services from time to time as, when and where reasonably requested by the Corporation.  The services to be performed by Consultant from time to time under this Agreement during the Term include, but are not limited to, the following as, when and where reasonably requested by the Corporation:

(a)                                  consultation regarding strategic issues and brand-building initiatives;

(b)                                 speaking and promotional engagements, including without limitation those relating to the monthly release of the Monster Employment Index and/or relating to the Monster

Interviewing and Monster Networking publications; such speaking engagements may include appearances on CNBC, Bloomberg and other television and radio programs;

(c)                                  speaking at a variety of speaking engagements, including but not limited to those which are currently scheduled;

(d)                                 radio and television shows promoting the Corporation; and

(e)                                  participation in meetings with management, employees, clients, investors and others.

The Corporation agrees that the services required of Consultant hereunder during the Term shall not unreasonably interfere with Consultant’s primary obligations to his proposed new business venture.

3.                                       Consulting Fees.  In consideration for the services to be rendered by Consultant during the Term, the Corporation will pay Consultant the sum of $13,888.88 per month for eighteen (18) months, the first such payment to be made upon the satisfaction of the Precondition, if any, and the remaining payments to be made within 5 days of the beginning of each subsequent calendar month within the Term thereafter. In the event that this Agreement shall be deemed null and void ab initio pursuant to Section 1 above, Consultant shall not be entitled to any consulting fees hereunder and shall return any such fees that may have been paid to him hereunder.

4.                                       Relationship of Parties.  Consultant in the performance of the consulting services shall be deemed an independent contractor and not an employee of the Corporation; therefore, Consultant shall have no right or authority to assume or create any obligations on behalf of the Corporation or to make any representations on its behalf, except with the prior written consent of the Corporation.  Without limiting the generality of the foregoing, the Corporation shall not be required to furnish to Consultant vacation pay, sick leave, retirement benefits, social security, workers’ compensation, unemployment benefits or any other employee benefits.

5.                                       Expenses.  All ordinary and reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of his services hereunder, including without limitation ordinary and reasonable out-of-pocket travel expenses, shall be reimbursed to Consultant by the Corporation only to the extent and in the event that (i) such expenses shall have been approved in writing in advance in the particular case by the Corporation and (ii) Consultant submits such evidence of and documentation relating to such expenses as the Corporation may reasonably request.

6.                                       Termination.  The Corporation may terminate this Agreement by written notice to Consultant in the event of:

(a)                                  the willful failure or gross negligence of Consultant to perform or in performing Consultant’s duties hereunder that continues for thirty (30) days after the Corporation has given written notice to Consultant specifying in reasonable detail the manner in which Consultant has failed to perform such duties;

(b)                                 the determination by the Corporation that Consultant has committed an act or acts constituting (i) dishonesty or disloyalty with respect to the Corporation, which if capable of being cured, has not been cured to the reasonable satisfaction of the Corporation within thirty (30) days of the date that written notice of such dishonesty or disloyalty has been provided to Consultant (which notice shall specify in reasonable detail the dishonesty or disloyalty at issue) or (ii) fraud;

(c)                                  commission by Consultant of (i) a felony, or (ii) any crime involving moral turpitude;

(d)                                 a material breach by Consultant of any of the Restrictive Covenants (as defined below); or

(e)                                  a material breach by Consultant of any of the terms or conditions of this Agreement (other than the Restrictive Covenants) that continues for thirty (30) days after the Corporation has given written notice to Consultant specifying in reasonable detail the manner in which Consultant has breached the Agreement.

In the event of a termination pursuant to this Section 6, from and after the effective date of the termination, the Corporation shall have no future consulting fee or expense payment obligations (except payment of consulting fees which have accrued through the effective date of termination and payment of expenses incurred prior to the effective date of termination in accordance with Section 5 above), and the Corporation shall continue to have all other rights available hereunder (including but not limited to all rights under Sections 7, 8, 9 and 11 at law or in equity). Any termination by the Corporation hereunder shall be effective on the date of service of the written notice called for by this Section 6, unless a later date is specified in the Corporation’s notice, in which case it shall be effective on such later date.

7.                                       Restrictive Covenants.

(a)                                  During the term of this Agreement and thereafter, Consultant shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Corporation, furnish, make available or disclose to any third party or use for the benefit of Consultant or any third party, any Confidential Information.  As used in this Section 8, “Confidential Information” shall mean any information relating to the business or affairs of the Corporation or its Affiliates, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Corporation or its Affiliates in connection with their respective businesses; provided, however, that Confidential Information shall not include information which Consultant can show (i) satisfies each of the following three conditions: (x) was already in Consultant’s possession prior to disclosure by the Corporation, any of its Affiliates or any other Releasee (as defined in the Other Agreement), (y) was not in Consultant’s possession as a result of, and was not developed by Consultant as part of, Consultant’s employment with or provision of services to, the Corporation, Monster, Inc, Adion, Inc., Adion Information Services, Inc., HGI

Acquisition Corp. or any other Releasee (as defined in the Other Agreement), and (z) was not previously assigned by Consultant to any Releasee or which Consultant previously agreed in writing was the property of any Releasee, (ii) is or becomes generally available to the public other than as a result of a breach by Consultant of any of his legal, contractual, fiduciary or other obligations to the Corporation, any of its Affiliates or any other Releasee, or (iii) becomes available to Consultant outside the scope of his employment or provision of services to the Corporation, any of its Affiliates or any other Releasee on a non-confidential basis from a source other than the Corporation, any of its Affiliates or any other Releasee, which source is not prohibited from disclosing the information to Consultant by a legal, contractual, fiduciary or other obligation to the Corporation, any of its Affiliates or any other Releasee. Furthermore, in the event Consultant reasonably believes after consultation with counsel that Consultant is required by law to disclose any confidential information of the Corporation, any of its Affiliates or any other Releasee, Consultant will (i) provide the Corporation prompt notice before such disclosure in order that the Corporation or other Releasee may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information, and (ii) cooperate with the Corporation and the other Releasees, at the Corporation’s sole cost and expense, in attempting to obtain such order or assurance. Consultant acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Corporation and/or its Affiliates.  As used in this Agreement, the term “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present Affiliate of such person or entity.

(b)                                 Without limiting the provisions of Section 7(a) above, during the longer of (i) the Term or (ii) the periods of time called for by the non-solicitation, confidentiality, non-competition, nonraid and/or similar obligations of Consultant referred to in Section 8 of the Other Agreement as modified by such Section 8 (collectively, the “Specified Provisions”), Consultant shall comply with each and every Specified Provision. For purposes of clarity, it is understood and agreed that in the event the duration of the Term exceeds the duration of a particular Specified Provision, the Specified Provision is by virtue of and for purposes of this Agreement extended to be coextensive with the Term, but that this Agreement shall in no way be deemed to shorten the duration of any Specified Provision or modify the terms of the agreements in which the Specified Provisions are contained.

8.                                       Remedies.  Consultant acknowledges and agrees that the covenants set forth or described in Section 7 of this Agreement (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the business interests of the Corporation and its Affiliates, that irreparable injury will result to the Corporation and its Affiliates if Consultant breaches any of the terms of the Restrictive Covenants, and that in the event of Consultant’s actual or threatened breach of any such Restrictive Covenants, the Corporation and its Affiliates will have no adequate remedy at law.  Consultant accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Corporation and its Affiliates shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages.  Nothing contained herein shall be construed as prohibiting the Corporation and its Affiliates from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages. The provisions of Sections 7, 8, 9 and 11 shall survive the termination or expiration of this Agreement.

9.                                       Ownership of Deliverables.  All tangible and intangible material and work product provided or delivered by Consultant under this Agreement (collectively, the “Deliverables”) will become the property of Corporation.  It is the intention of the parties that all right, title and interest (including without limitation copyright, patent and trade secret rights) in and to the Deliverables or any aspect thereof shall belong exclusively to Corporation. The parties agree that the Deliverables, insofar as they constitute works of authorship or contributions to works of authorship, shall be deemed works specially ordered and commissioned by the Corporation and “works made for hire” under the United States copyright laws (17 U.S.C. §§ 101 et seq.).  If for any reason the Deliverables, or any part of them, cannot as a matter of law constitute “works made for hire” under the United States copyright laws, Consultant hereby assigns and agree to assign the entire copyright therein (and all rights comprising said copyright) to the Corporation. Consultant assigns and agrees to assign all other intellectual property rights, including without limitation patent and trade secret rights, and all right, title and interest in and to the Deliverables, or any aspect thereof, to Corporation. Consultant agrees to execute, upon request by Corporation, any and all additional documents, including assignments, necessary to effectuate the intent of this paragraph or to confirm or register Corporation’s rights in the Deliverables. The Deliverables, or the content thereof, shall not be used, sold, licensed or disclosed by Consultant under any circumstances except as expressly permitted by the Corporation in connection with Consultant’s performance of his duties hereunder.

10.                                 Tax Matters.  Consultant and the Corporation acknowledge that it is the intention of the Corporation to deduct all amounts paid under this Agreement as ordinary and necessary business expenses for income tax purposes.  Consultant agrees and represents that he will treat all such amounts in a manner consistent with the foregoing.  Consultant acknowledges that the Corporation may deduct from amounts payable to him under this Agreement any tax withholdings and payments, if any, required by law to be so deducted.

11.                                 During the Term, the Corporation shall provide Consultant with such computers, cell phones and a Blackberry, as well as such access to email, Blackberry and data storage services of the Corporation, in each case as the Corporation may from time to time in its reasonable discretion deem necessary or useful for Consultant’s performance of services herunder. Upon the earlier of the end of the Term or the Corporation’s request therefore, Consultant shall promptly return to the Corporation any and all such items that may have been supplied to Consultant.

12.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by courier, or (c) delivered by certified or registered mail, return receipt requested and first class postage prepaid, in each case to the parties at their addresses set forth below or such other addresses as the recipient party has specified by prior written notice to the sending party.  All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

(a)                                  If to Consultant:

Jeffrey C. Taylor

c/o The Feinberg Law Group, LLC

57 River Street, Suite 204

Wellesley, MA 02481

with a copy to:

The Feinberg Law Group, LLC

57 River Street, Suite 204

Wellesley, MA 02481

Attention:  David Feinberg

(b)                                 If to the Corporation:

Monster Worldwide, Inc.

622 Third Avenue, 39th Floor

New York, NY  10017

Attention:  Andrew J. McKelvey

Myron F. Olesnyckyj

13.                                 Assignability.  This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. Consultant may not assign this Agreement or his rights or obligations hereunder without the prior written consent of the Corporation.

14.                                 Entire Agreement.  This Agreement contains the entire agreement between the parties as to the subject matter herein and supersedes all prior agreements and understandings relating thereto. This Agreement may be modified only by a written instrument signed by the parties.

15.                                 Governing Law; Disputes. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the provisions thereof regarding conflict of laws. Any disputes arising out of or in connection with this Agreement shall be submitted to arbitration in accordance with the applicable provisions of the Specified Option Agreements (as defined in the Other Agreement).

16.                                 Counterparts.  This Agreement may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

17.                                 Descriptive Headings; Interpretation.  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

18.                                 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

MONSTER WORLDWIDE, INC.

/s/ Myron Olesnyckyj
By: Myron Olesnyckyj

CONSULTANT:

/s/ Jeffrey C. Taylor
JEFFREY C. TAYLOR